UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2024

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	PB	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2024, upon the recommendation of the Compensation Committee of the Board of Directors of Prosperity Bancshares, Inc. (the “Company”), the Company and Prosperity Bank (the “Bank” and, together with the Company, the “Employer”) entered into a Fourth Amended and Restated Employment Agreement (the “Agreement”) with David Zalman, the Senior Chairman and Chief Executive Officer of the Company.

The Agreement amends and restates the Third Amended and Restated Agreement effective December 29, 2023 (the “Prior Agreement”), the material terms of which are disclosed in the Company’s Definitive Proxy Statement dated March 14, 2024. The primary changes reflected in the Agreement are to the obligations of the Employer upon a Change in Control (as defined in the Agreement) as summarized below.

The Prior Agreement provided that upon a Change in Control, Mr. Zalman would receive a payment equal to three times his Base Salary (as defined in the Agreement) and three times his Average Annual Bonus (as defined in the Agreement). The Agreement provides that the Employer will make a cash payment to Mr. Zalman equal to the aggregate of the following amounts only if he terminates the Agreement with Good Reason (as defined in the Agreement) or if the Employer terminates the Agreement without Cause (as defined in the Agreement), in each case during the period that begins six months before a Change in Control and ends 18 months after a Change in Control:

(1) any unpaid portion of Mr. Zalman’s base salary then in effect through the date of termination;

(2) any compensation previously deferred by Mr. Zalman and not yet paid by the Employer;

(3) any accrued but unpaid vacation pay;

(4) any amounts or benefits to which Mr. Zalman may be entitled through the date of termination under then‑existing or applicable plans, programs, arrangements and policies of the Employer;

(5) an amount equal to three times Mr. Zalman’s base salary in effect on the termination date (prior to any reduction giving rise to Good Reason); and

(6) an amount equal to three times Mr. Zalman’s Average Annual Bonus (as defined in the Agreement).

The summary of the Agreement set forth above is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Fourth Amended and Restated Employment Agreement dated October 15, 2024 by and among Prosperity Bancshares, Inc, Prosperity Bank and David Zalman.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: October 16, 2024	By:	/s/ Charlotte M. Rasche
Charlotte M. Rasche
Executive Vice President and General Counsel